EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 15, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2008 – Nov 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.5%	-0.8%	-7.5%	-7.0%	-7.5%	-6.3%	0.0%	-6.3%	10.1%	-28.9%	-0.6	-0.8
B**	1.5%	-0.8%	-8.0%	-7.6%	-8.1%	-6.9%	-0.8%	-6.9%	10.1%	-31.1%	-0.6	-0.9
Legacy 1***	1.5%	-0.7%	-5.7%	-5.0%	-5.5%	N/A	N/A	-4.0%	10.2%	-23.0%	-0.4	-0.5
Legacy 2***	1.5%	-0.7%	-5.9%	-5.2%	-5.8%	N/A	N/A	-4.3%	10.2%	-23.7%	-0.4	-0.6
Global 1***	1.5%	-0.7%	-5.2%	-4.5%	-5.5%	N/A	N/A	-4.6%	9.7%	-22.1%	-0.4	-0.6
Global 2***	1.5%	-0.7%	-5.4%	-4.7%	-5.8%	N/A	N/A	-4.9%	9.7%	-23.1%	-0.5	-0.6
Global 3***	1.5%	-0.8%	-6.9%	-6.3%	-7.4%	N/A	N/A	-6.6%	9.7%	-28.9%	-0.7	-0.8

S&P 500 Total Return Index****	1.6%	2.5%	28.5%	29.6%	17.5%	17.5%	7.6%	17.5%	15.8%	-18.2%	1.1	1.7
Barclays Capital U.S. Long Gov Index****	0.8%	-2.4%	-10.8%	-12.5%	4.8%	4.7%	6.3%	4.7%	12.7%	-13.9%	0.4	0.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	6%	Short	Natural Gas	2.5%	Short	6%	Short	Natural Gas	2.5%	Short
			Brent Crude Oil	1.7%	Long			Brent Crude Oil	1.7%	Long
Grains/Foods	12%	Short	Corn	3.9%	Short	12%	Short	Corn	3.9%	Short
			Wheat	1.6%	Short			Wheat	1.6%	Short
Metals	6%	Short	Gold	1.5%	Short	6%	Short	Gold	1.5%	Short
			Copper LME	0.8%	Short			Copper LME	0.8%	Short
FINANCIALS	76%					76%
Currencies	26%	Long $	Japanese Yen	7.9%	Short	26%	Long $	Japanese Yen	7.9%	Short
			Australian Dollar	2.4%	Short			Australian Dollar	2.4%	Short
Equities	26%	Long	Dax Index	3.9%	Long	26%	Long	Dax Index	3.9%	Long
			S&P 500	3.5%	Long			S&P 500	3.5%	Long
Fixed Income	24%	Long	Bunds	4.4%	Long	24%	Long	Bunds	4.4%	Long
			Japanese Gov't Bonds	3.9%	Long			Japanese Gov't Bonds	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Brent oil and NYMEX Gasoline Blendstock prices experienced gains of more than 3% due to supply chain disruptions in Libya and stalled talks concerning Iran’s nuclear program.  Natural gas and heating oil prices advanced in reaction to falling temperatures across the U.S., which increased overall demand.

Grains/Foods
Sugar prices experienced sharp declines after reports from Latin America showed an increase in supplies, which exacerbated a preexisting problem for sugar producers who already held ample supplies. Soybean prices fell in reaction to an announcement from the FDA which stated the agency intended to ban all trans fats from all food supplies in the U.S.  This would significantly affect the demand structure for soybeans.

Metals
Precious metal markets rallied from mid-week lows as gold pared slight gains and silver sustained losses when investors reacted as Janet Yellen expressed her intentions to maintain the Federal Reserve’s expansionary monetary policy.  Copper prices decreased by more than 2% after data showed a surplus of supplies.

Currencies
The New Zealand dollar appreciated by more than 1% against the U.S. dollar in reaction to weak economic data out of the U.S. and the prospect of continued quantitative easing.  The Japanese yen depreciated after the Bank of Japan announced it would continue to ease monetary policy in hopes of inflating the currency.

Equities
The S&P 500 and Dow Jones Industrial Average each rallied by more than one percent after Janet Yellen voiced her intention to continue with an expansionary monetary policy.  The Nikkei 225 Index pared gains in reaction to dovish comments from the Bank of Japan.

Fixed Income
Prices for U.S. Treasury bonds advanced after a weak auction for 30-Year Treasury bonds.  Gains were accelerated by comments from Janet Yellen who is slated to take over as Chairwoman of the Federal Reserve in 2014.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.